PEOPLES BANCORP INC. – P.O. BOX 738 – MARIETTA, OH  45750
www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                                                     Contact: Mark F. Bradley
January 11, 2008                                                                                                                             President and Chief Executive Officer
                                      (740) 373-3155

PEOPLES BANCORP INC. NOMINATES
FOUR BOARD MEMBERS FOR RE-ELECTION
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Annual meeting of shareholders to be held April 10, 2008

MARIETTA, Ohio– At its regular meeting yesterday, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) nominated directors Mark F. Bradley, Frank L. Christy, Theodore P. Sauber, and Joseph H. Wesel for re-election by Peoples shareholders at the Annual Meeting to be held on April 10, 2008 in Marietta, Ohio.  Each nominee stands for re-election as a director of Peoples for a three-year term expiring in 2011.
Peoples also announced it will release 2007 earnings before the market opens on January 24, 2008.  Peoples’ executive management will conduct a facilitated conference call to discuss fourth quarter and 2007 results of operations at 11:00 a.m. Eastern Standard Time on the same date.  Analysts, media and individual investors are invited to participate in the conference call by calling 800-860-2442.  A simultaneous webcast of the conference call audio can be accessed via www.peoplesbancorp.com, and a replay will also be available.
Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 50 locations and 38 ATMs in Ohio, West Virginia, and Kentucky.  Peoples Bancorp’s financial service units include Peoples Bank, Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc., which includes the Putnam and Barengo divisions.  Peoples Bancorp’s common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO” and Peoples Bancorp is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

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